EXHIBIT 10.9

Grantee:	Grant Date:

Address:	Expiration Date:

Base Price per Share:

Number of Shares:	SAR No.:

STOCK APPRECIATION RIGHTS AGREEMENT

                    This Stock Appreciation Rights Agreement ("Agreement") is made as of the Grant Date set forth above (the "Grant Date") between SPARTAN MOTORS, INC., a Michigan corporation ("Spartan"), and the grantee named above ("Grantee").

                    The Spartan Motors, Inc. Stock Incentive Plan of 2005 (the "Plan") is administered by the Compensation Committee of Spartan's Board of Directors (the "Committee"). The Committee has determined that Grantee is eligible to participate in the Plan. The Committee has granted stock appreciation rights to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan. This Agreement is intended to comply with the provisions governing stock appreciation rights under Internal Revenue Service Notice 2005-1 in order to exempt the stock appreciation rights from application of Section 409A of the Internal Revenue Code ("Section 409A").

                    Grantee acknowledges receipt of a copy of the Plan and accepts the stock appreciation rights subject to all of the terms, conditions and provisions of this Agreement and the Plan.

          1.          Grant.  Spartan grants to Grantee stock appreciation rights (the "Stock Appreciation Rights") with respect to the number of shares of Spartan's common stock, $.01 par value ("Common Stock") equal to the Number of Shares set forth above. A Stock Appreciation Right is a right awarded to Grantee that entitles Grantee to receive Common Stock having a value on the date the Stock Appreciation Right is exercised equal to the excess of (a) the Market Value (as defined in the Plan) of a share of Common Stock at the time of exercise over (b) the Base Price per Share set forth above, which equals the Market Value of the Common Stock on the Grant Date. The Stock Appreciation Rights consist of a single Stock Appreciation Right for each share of Common Stock.

          2.          Price.  The per-share base price of the Stock Appreciation Rights shall equal the Base Price per Share set forth above (subject to adjustment as provided in the Plan).

          3.          Term and Vesting.  The right to exercise the Stock Appreciation Rights shall vest immediately and shall terminate on the Expiration Date set forth above, unless earlier terminated pursuant to the terms of the Plan.

          4.          Exercise.  Grantee shall exercise the Stock Appreciation Rights by giving Spartan a written notice of the exercise of the Stock Appreciation Rights in the form of Exhibit A to this Agreement and providing any other documentation that the Committee may require from time to time.

The notice shall set forth the number of shares with respect to which Grantee is exercising the Stock Appreciation Rights. The notice shall be effective when received at Spartan's main office. The Stock Appreciation Rights will be considered exercised with respect to the number of shares specified in the notice on the latest of (i) the date of exercise designated in the notice, (ii) if the date so designated is not a business day, the first business day following such date or (iii) the earliest business day by which Spartan has received the notice and all documentation required by the Committee. Spartan shall deliver to Grantee a certificate or certificates for the shares received upon exercise of the Stock Appreciation Rights: provided, however, that the time of delivery may be postponed for such period as may be required for Spartan with reasonable diligence to comply with any requirements or provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, any law, order or regulation of any governmental authority, or any rule or regulation of, or agreement of Spartan with, any applicable securities exchange or quotation system. If at any time the number of shares to be received upon exercise of the Stock Appreciation Rights includes a fractional share, the number of shares actually issued shall be rounded down to the nearest whole share. If Grantee fails to accept delivery or tender of all or any of the shares to be received upon exercise of the Stock Appreciation Rights specified in the notice, Grantee's right to exercise the Stock Appreciation Rights with respect to such unaccepted shares shall terminate.

          5.          Withholding.  Spartan and its subsidiaries shall be entitled to (a) withhold and deduct from Grantee's future wages (or from other amounts that may be due and owing to Grantee from Spartan and/or its subsidiaries), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to the Stock Appreciation Rights under this Agreement, including without limitation, attributable to the award, vesting or exercise of the Stock Appreciation Rights; or (b) require Grantee promptly to remit the amount of such withholding to Spartan before taking any action with respect to the Stock Appreciation Rights. Grantee acknowledges that Grantee is obligated to pay the amount of such withholding. Unless the Committee provides otherwise, withholding may be satisfied by withholding shares to be received upon exercise of the Stock Appreciation Rights or by delivery to Spartan of previously owned Common Stock.

          6.          Transferability.  The Plan provides that the Stock Appreciation Rights are generally not transferable by Grantee except by will or according to the laws of descent and distribution, and are exercisable during Grantee's lifetime only by Grantee or Grantee's guardian. The Stock Appreciation Rights may be transferred to a revocable living trust established by the Grantee under which Grantee is treated as the owner of property held by the trust for tax purposes, and in such circumstances, during Grantee's lifetime, ownership by the trust shall be treated as ownership by Grantee for purposes of all actions taken or to be taken under the terms of this Plan or the related Stock Appreciation Rights. All options granted to Grantee during his or her lifetime shall be exercisable during his or her lifetime only by Grantee, Grantee's guardian, or legal representative. Grantee may designate a "beneficiary" to be the person or entity entitled to be Grantee's successor in interest in the event of Grantee's death. The designated beneficiary shall be treated for all purposes as Grantee's successor in interest entitled to exercise and receive the proceeds of exercise the Stock Appreciation Rights. If no revocable trust is named as owner during Grantee's lifetime and no beneficiary is designated, Grantee's estate is the successor in interest. Spartan may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, place an appropriate restrictive legend upon any certificate representing shares received upon exercise of the Stock Appreciation Rights, and may also issue appropriate stop-transfer instructions to its transfer agent with respect to such shares.

          7.          Termination of Employment, Directorship or Officer Status.  If Grantee's employment (and directorship and/or officer status, if applicable) with Spartan or any of its subsidiaries terminates for any reason except for Retirement (as defined in the Plan), death, or Disability (as defined in the Plan), such termination shall affect the Stock Appreciation Rights, and Grantee's rights with respect to the Stock Appreciation Rights, as set forth in the Plan. If Grantee Retires, dies, or becomes Disabled while an employee or director of the Company or one if its subsidiaries, the Stock Appreciation Rights shall become exercisable with respect to any and all unexercised shares subject to the Stock Appreciation Rights as of the time immediately preceding Grantee's Retirement, death or Disability pursuant to Section 6.1 of the Plan. In no event will Grantee's Retirement, death, or Disability extend the last date to exercise the Stock Appreciation Rights.

          8.          Acceleration.  The Stock Appreciation Rights shall be immediately exercisable in the event of any Change in Control (as defined in the Plan) of Spartan.

          9.          Shareholder Rights.  Grantee shall have no rights as a shareholder by reason of the Stock Appreciation Rights or with respect to any shares to be received upon exercise of the Stock Appreciation Rights until the date of issuance of a stock certificate to Grantee for such shares.

          10.          Employment by Spartan.  To the extent Grantee is or becomes an employee of Spartan or any of its subsidiaries, the grant of the Stock Appreciation Rights shall not impose upon Spartan or any of its subsidiaries any obligation to retain Grantee in its employ for any given period or upon any specific terms of employment. Spartan or any of its subsidiaries, as appropriate, may at any time dismiss Grantee from employment, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided in any written agreement with Grantee.

          11.          Certifications.  Grantee agrees that Spartan may impose reasonable restrictions on the sale or distribution of the shares to be received upon exercise of the Stock Appreciation Rights to ensure compliance with federal and state securities laws.

          12.          Effective Date.  The Stock Appreciation Rights Agreement shall be effective as of the Grant Date.

          13.          Amendment.  Neither the Stock Appreciation Rights nor this Agreement shall be modified except in a writing executed by the parties to this Agreement and except as Spartan, upon advice of legal counsel, determines is necessary or advisable because of the promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including without limitation, Section 409A and any applicable federal or state securities laws.

          14.          Agreement Controls.  The Plan is incorporated in this Agreement by reference. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.

          15.          Corporate Changes.  In the event of any stock dividend, stock split or other increase or reduction in the number of shares of Common Stock outstanding, the number and class of shares that may be received upon exercise of the Stock Appreciation Rights, and the Base Price per Share, are subject to adjustment as provided in the Plan; provided however, that no adjustment shall be contrary to Section 409A or shall be effected in a manner that would subject Grantee to taxes and penalties under Section 409A.

          16.          Administration.  The Committee has full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan, except as limited by the Plan. All determinations made by the Committee shall be final and conclusive.

          17.          Illegality.  Grantee shall not exercise the Stock Appreciation Rights, and Spartan shall not be obligated to issue any shares of Common Stock to Grantee pursuant to the exercise of the Stock Appreciation Rights, if the exercise thereof or the issuance of such shares would constitute a violation by Grantee or Spartan of any provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, any other law, order or regulation of any governmental authority, or any rule or regulation of, or agreement of Spartan with, any applicable securities exchange or quotation system. Spartan will in no event be obligated to take any affirmative action in order to cause the exercise of the Stock Appreciation Rights or the resulting issuance of shares of Common Stock to comply with any such law, order, rule, regulation or agreement.

          18.          Governing Law.   This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Michigan, without regard to conflict of law principles. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Michigan in the counties of Kent and Eaton, in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

SPARTAN MOTORS, INC.

By
James W. Knapp
Chief Financial Officer

GRANTEE

Signature

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